UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2003

CELL GENESYS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-19986	94-3061375
(Commission File Number)	(IRS Employer Identification Number)

342 Lakeside Drive
Foster City, California   94404
(Address of principal executive offices including zip code)

(650) 425-4400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

CELL GENESYS RECEIVES $15 MILLION FROM TKT FOR REMAINDER OF LICENSE FEE IN GENE ACTIVATION LICENSE AGREEMENT

    On January 22, 2003 Cell Genesys, Inc. (the "Registrant") announced that it has received $15 million in cash from Transkaryotic Therapies, Inc. (Nasdaq: TKTX)-- a payment that was originally expected to be received by Cell Genesys in the form of TKT common stock. A copy of the press release of Cell Genesys with repect to the announcement and the Stock Repurchase and Amendment Agreement are included herein as Exhibit 99.1 and 99.2 and are incorporated by reference into this item 5.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

99.1 Press Release, issued January 21 2003, announcing the receipt of $15 million in cash from Transkaryotic Therapies, Inc. under the Stock Repurchase Amendement Agreement.

99.2 Stock Repurchase and Amendment Agreement between Transkaryotic Therapies, Inc. and Cell Genesys, Inc. dated January 21, 2003 relating to the Gene Activation License Agreement originally dated in June 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2003

CELL GENESYS, INC.

By:	/s/ Matthew J. Pfeffer

Matthew J. Pfeffer
Vice President, and Chief Financial Officer (Principal Accounting Officer)